UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                  May 30, 2002


                          GOLFGEAR INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)



          Nevada                      0-28007                  43-1627555
(State or Other Jurisdiction        (Commission             (I.R.S. Employer
      of Incorporation)              File Number)        Identification Number)


                              5285 Industrial Drive
                       Huntington Beach, California 92649
                    (Address of Principal Executive Offices)


                                 (714) 899-4274
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.     OTHER  EVENTS

     On November 17, 2001, MC Corporation, a Japanese corporation, filed an action against GolfGear International, Inc. (the "Company") in the United States District Court, Central District of California. MC Corporation had purchased 210,526 shares of Series A Senior Convertible Preferred Stock in October 1999 for $2,000,000 which, combined with the 34,504 shares of preferred stock received as dividends and pursuant to an anti-dilution provision, automatically converted into 2,450,300 shares of common stock in October 2001 pursuant to a subscription agreement dated September 1, 1999 (the "Subscription Agreement"). MC Corporation contended that it was entitled to approximately an additional 8,500,000 shares of common stock based on its interpretation of the reset provision contained in the Subscription Agreement. The Company filed a cross-complaint against MC Corporation for reformation of the Subscription Agreement to conform it to the mutual understanding of the parties at the time it was executed.

     MC Corporation had also been the exclusive distributor of the Company's products in Japan since September 1999. Effective March 5, 2002, the Company terminated its distribution agreement with MC Corporation as a result of MC Corporation's failure to comply with the terms of the distribution agreement.

     On May 30, 2002, the Company entered into a settlement agreement and mutual general release (the "Settlement Agreement") with MC Corporation, John Kura and Keizaikai USA, Inc. (hereinafter collectively referred to as the "MC Corporation parties"). The Settlement Agreement provides that the Company will issue a total of 3,000,000 shares of common stock to MC Corporation, of which 2,450,330 shares have already been reflected as issued and outstanding in the Company's financial statements at December 31, 2001 and March 31, 2002. The 3,000,000 shares of common stock consist of 2,450,300 shares of common stock for the conversion (at the specified ten to one conversion rate) of 245,030 shares of convertible preferred stock previously issued to MC Corporation, and an additional 549,700 shares of common stock for other consideration. The Company was given the right of first refusal to repurchase any shares of common stock owned by MC Corporation it may desire to sell in a private transaction for a period of eighteen (18) months from the date of execution of the Settlement Agreement. All stock options and warrants owned by the MC Corporation parties were cancelled and MC Corporation's anti-dilution rights arising under the Settlement Agreement were terminated. The Settlement Agreement also provides that MC Corporation's representative on the Company's Board of Directors will resign, and the Company's distribution agreement with MC Corporation was formally terminated.

     The MC Corporation parties agreed to restrict the sale of their shares of common stock in a public transaction for a period of eighteen (18) months as follows: no sale of shares shall be made during the first six (6) months; during the second six (6) months, the MC Corporation parties agreed to sell no more than fifty percent (50%) of the limitation on volume restrictions contained in Rule 144(e) of the Securities Act of 1933, as amended; during the third six (6) month period, all sales must be made in compliance with the volume limitations contained in Rule 144(e).

ITEM  7.     FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            (c)     Exhibits

                    10.1 Settlement Agreement and Mutual General Release dated May 30, 2002


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GOLFGEAR  INTERNATIONAL,  INC.


Date:  June,  2002                         By:  /s/  Donald  A.  Anderson
                                                -----------------------------
                                                Donald A. Anderson
                                                Its:   President


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